Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES ANNOUNCES EXCLUSIVE DISTRIBUTION AND SUPPLY AGREEMENT WITH FURRION LIMITED

Elkhart, Indiana - July 7, 2015 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today announced that its wholly-owned subsidiary, Lippert Components, Inc. (LCI®), has entered into a six-year exclusive distribution and supply agreement with Furrion Limited. This agreement provides LCI with the rights to distribute Furrion’s complete line of products to OEMs and aftermarket customers in the RV, specialty vehicle, utility trailer, horse trailer, marine, transit bus and school bus industries throughout the United States and Canada.
Furrion currently supplies a premium line of LED televisions and sound systems, navigation systems, wireless backup cameras, solar prep units, power solutions and kitchen appliances, primarily to the RV industry. Furrion products have been engineered, designed and tested to meet the unique performance levels that these industries demand, including extreme road vibrations and temperature variations.
“We are very excited about the agreement with Furrion,” said Drew’s Chief Executive Officer Jason Lippert. “Furrion’s product offerings allow us to enter several new significant product categories with our existing customers, as well as sell the Furrion products to new customers. Furrion is focused on innovation, product research and design, and is committed to continual improvement of the products they are supplying today. Furrion also plans to increase their array of products over the coming years, for which LCI would have the distribution rights.”
“In 2009, we began selling components to the RV industry,” added Aaron Fidler, Founder and Chief Executive Officer of Furrion Limited. “And, by 2014, our sales exceeded $35 million. Furrion concentrated on many of the same factors that brought LCI success - focus on what the customer needs and deliver innovative products on time and at a fair price. As we have grown so quickly, we felt it was time to have a partner to assist with the sales and distribution, and allow us time to focus on our core strengths - new products and continued innovation. LCI was the logical partner for us and we look forward to a strong relationship for many years.”
In connection with the new agreement, LCI acquired Furrion’s current inventory, as well as Furrion’s deposits on inventory scheduled for delivery, for approximately $11 million. LCI plans to warehouse and distribute this inventory from its current facilities, leveraging its existing warehouse and distribution capabilities.
“This new agreement with Furrion instantly provides LCI with a solid foundation in these new product categories, allowing us to avoid the normal time and costs incurred with research and development and initial market development,” continued Jason Lippert. “In a few short years, Furrion has become known in our markets as an innovator, a similar strength to what has helped make LCI so successful over the years. Furrion is going to continue to significantly invest annually in product enhancement and new product research and development.”
“The current products added under the agreement are expected to yield an operating margin similar to our current consolidated operating margins, and should be immediately accretive to earnings,” added Drew’s President Scott Mereness. “In addition, several new products being developed by Furrion are expected to result in an incremental operating margin closer to our target incremental operating margin.”

“Our sales teams will work on increasing the content of Furrion products per RV, as well as expanding into other markets such as the bus, horse trailer and housing industries,” concluded Jason Lippert. “We believe that Furrion’s superior product design enhances the end user’s mobile lifestyle, as well as provides a more luxurious experience.”
Furrion products will continue to be sold under the Furrion brand name. For information regarding Furrion’s offerings, visit www.furrion.com.
About Drew Industries
From 40 factories located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###